Subsidiaries of the Company as of December 31, 2002:


USE Geo Acquisition, LLC - Delaware
LEHI Envirosystems, Inc. - Delaware
Plymouth Envirosystems, Inc. - Delaware
US Geothermal, LLC - Delaware
US Energy Systems Castlebridge, LLC - Delaware
USE Canada Holdings Corp. - Federal Corporation Organized in Canada
Endoray Investments, N.V. - Netherlands
US Energy Biogas Corporation - Delaware
U.S. Energy Biogas Corp.
           Biogas Financial Corporation (BFC) - Connecticut
           (formerly Zahren Financial Corporation)
           BMC Energy LLC (BMC)- Delaware
           Illinois Electrical Generation PartnerDE L.P. - Delaware
           (IEGP)
           Illinois Electrical Generation Partner II L.P. - Delaware
           (IEGP2)
           Power Generation (Suffolk), Inc. (Power Gen) - Delaware
           Resources Generating Systems, Inc. (RGS) - New York
           Suffolk Biogas, Inc. (Suffolk Biogas) - Delaware
           Zapco Broome Nanticoke Corp. (Zapco Broome) - New York
           Zapco Illinois Energy, Inc. (Zapco Illinois) - Delaware
           ZFC Energy Inc. (ZFC Energy) -Delaware
           ZMG, Inc. (ZMG) - Delaware
           Avon Energy Partners, L.L.C. - Illinois
           Barre Energy Partners, L.P. - Delaware
           Brickyard Energy Partners, LLC - Delaware
           Brookhaven Energy Partners, LLC - New York
           Brown County Energy Asssociates, LLC - Delaware
           Burlington Energy, Inc. - Vermont
           Countryside Genco, L.L.C. - Delaware
           Devonshire Power Partners, L.L.C. - Illinois
           Dixon/Lee Energy Partners, LLC - Delaware
           Dunbarton Energy Partners, Limited Partnership - New Hampshire Lafayette Energy Partners, L.P. - New Jersey
           Morris Genco, L.L.C. - Delaware
           Oceanside Energy Inc. - New York
           Onondaga Energy Partners, L.P. - New York
           Oyster Bay Energy Partners, L.P. - New York
           Riverside Resource Recovery, L.L.C. - Illinois
           Roxanna Resource Recovery, L.L.C. - Illinois
           Smithtown Energy Partners, L.P. - New York
           Streator Energy Partners, LLC  - Delaware
           Suffolk Energy Partners, L.P. - Virginia
           Taylor Energy Partners, L.P. - Pennsylvania
           Upper Rock Energy Partners, LLC - Delaware
           Zapco Readville Cogeneration, Inc. - Delaware
           Cape May Energy Associates, L.P. - Delaware
           Hoffman Road Energy Partners, LLC - Delaware
           Springfield Energy Associates, Ltd.Partnership - Vermont
           Suffolk Transmission Partners, L.P. - Delware
           Tucson Energy Partners LP - Delaware
           Garland Energy Development, LLC - Delaware
           Zapco Development Corporation - Delaware
           Zapco Energy Tactics Corporation - Delaware
           ZFC Royalty Partners, A Connecticut Limited Partnership - Connecticut ZFC Royalty Trust (ZFC Trust) - Connecticut
           ZFC Royalty Trust II (ZFC Trust II) - Connecticut